Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Wayne Hummer Growth Fund (the "Fund"), a portfolio of Wayne Hummer Investment Trust (the "Trust"), hereby appoint
__________________________________________________________ and each of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on March 24, 2006, at [address], at [time] (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL 1: To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Kaufmann Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of Wayne Hummer Growth Fund in exchange for Class A Shares of Federated Kaufmann Fund to be distributed pro rata by Wayne Hummer Growth Fund to its shareholders, in complete liquidation and termination of Wayne Hummer Growth Fund.

            FOR         [   ]

            AGAINST     [   ]

            ABSTAIN     [   ]

PROPOSAL  2: To approve or disapprove a proposed amendment to Article IX,
          Section 1 of Wayne Hummer Investment Trust's Declaration of Trust to remove the requirement that a transfer of assets be made subject to, or with the assumption by the transferee of, the liabilities belonging to each series the assets of which are so distributed

            FOR         [   ]

            AGAINST     [   ]

            ABSTAIN     [   ]




                                    YOUR VOTE IS IMPORTANT

                        Please complete, sign and return this card as soon as possible.


                                                Dated


                                                Signature




Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.